Exhibit 10.4

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated and effective as of, March 14, 2022 (this “Agreement”), by and among Feutune Light Sponsor LLC, a Delaware limited liability company (the “Buyer”), and the parties identified on the signature page hereto (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Buyer is the sponsor of Feutune Light Acquisition Corporation, a Delaware special purpose acquisition company (the “Company”), listed on the Nasdaq Global Market and formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, each of the Sellers is an officer, director, employee or other associated personnel (and/or its designee) of the Company;

WHEREAS, on February 2, 2022, the Buyer acquired 2,443,750 shares of the Company’s Class B common stock, $0.0001 par value (“the “Founder Share(s)”) at the aggregate purchase price of $25,000, or approximately $0.01023 per share;

WHEREAS, on June 21, 2022, the Company consummated its initial public offering (the “IPO”) of 9,775,000 units, each consisting one share of Class A common stock, $0.0001 par value per share, and one redeemable warrant;

WHEREAS, in connection with the IPO and pursuant to certain Securities Transfer Agreement dated June 15, 2022, the Buyer transferred a total of 505,000 Founder Shares to certain directors, officers or employees of the Company, including 445,000 Founder Shares to the Sellers, with the details set forth in Schedule I of this Agreement;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Buyer wishes to re-acquire from the Sellers and the Sellers wish to sell back to the Buyer of 75,650 Founder Shares (which shall convert into Class A Common Stock at closing of the business combination), at the original per share purchase price, as set forth in Schedule II of this Agreement; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Shares. Sellers hereby sell, transfer and assign the aggregated amount of 75,650 Founder Shares (collectively, the “Repurchase Shares”) in the respective amounts as set forth on the Schedule II attached hereto; and the Buyer agrees to purchase the Repurchase Shares for the aggregate purchase price of $773.9 as set forth on Schedule II. The transfer of the Repurchase Shares shall be accompanied by an opinion of counsel that the transfer of the Repurchase Shares is being made pursuant to an applicable exemption from registration.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. Buyer represents and warrants, with respect to itself only, as set forth herein. Buyer hereby acknowledges that an investment in the Founder Shares involves certain significant risks. Buyer has no need for liquidity in its investment in the Founder Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such acknowledges and hereby agrees that the Founder Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s final prospectus filed on June 17, 2022, with the U.S. Securities & Exchange Commission (the “Final Prospectus”), under the Securities Act of 1933, as amended (the “Act”). Buyer further understands and agrees that Buyer will continue to be bound by the letter agreement entered between the Company, the Buyer, and other parties dated June 15, 2022, setting forth, among other provisions, the foregoing transfer restrictions.

The Founder Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Buyer has been given the opportunity to (i) ask questions of and receive answers from the Sellers and the Company concerning the terms and conditions of the Founder Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sellers possess or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Founder Shares and an investment in the Company. Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Buyer is an “accredited investor” as defined in Regulation D promulgated by the U.S. Securities & Exchange Commission under the Act.

Section 5. Representations and Warranties.

(a) Each of the Sellers jointly and severally represent and warrant to Buyer that Sellers have good and marketable title to the Founder Shares free and clear of all liens and encumbrances and that, upon updating the records of ownership, Buyer will have good and marketable title to the Founder Shares.

(b) The execution, delivery and performance by the parties of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant parties, and no further approval or authorization is required on the part of such Party; and

(c) This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 6. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

Section 7. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

BUYER:

FORTUNE RISE SPONSOR LLC

By:	/s/ Sau Fong Yeung
Name:	Sau Fong Yeung
Title:	Manager

SELLER

/s/ Xuedong Tian	/s/ Yuanmei Ma
Xuedong Tian	Yuanmei Ma

/s/ Lei Xu	/s/ De Mi
Lei Xu	De Mi

[Signature Page to Securities Transfer Agreement]

Schedule I – June 15, 2022 Transfer

Name of Transferee of June 15, 2022 Agreement	Number of Assigned Shares
	Shares Purchased	Purchase Price
Xuedong Tian	141,000	1,442.43
Lei Xu	153,000	1,565.19
Yuanmei Ma	141,000	1,442.43
De Mi	10,000	$102.30
Total	445,000	$4,552.30

Schedule II –March 14, 2023 Transfer

Name of Sellers of this Agreement	Repurchase Shares		Remaining Shares
	Number of Shares	Sale Price
Xuedong Tian	23,970	245.21	117,030
Lei Xu	26,010	266.08	126,990
Yuanmei Ma	23,970	245.21	117,030
De Mi	1,700	17.39	8,300
Total	75,650	773.9	369,350

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